Lee Posey Founder 1937 – 2008 Larry Keener Chairman & CEO

April 26, 2011

To the Palm Harbor Board of Directors:

The Cavco/Fleetwood purchase of Palm Harbor Homes, Inc. of Florida was completed on Monday, April 25, 2011.

I have decided to accept a position as President of Palm Harbor Homes, Inc. of Delaware, a subsidiary of Cavco/Fleetwood.  Considering this fact, I am resigning my positions as Chairman, CEO, and President of Palm Harbor Homes, Inc. of Florida and all of its affiliates, except Standard Casualty, effective immediately.

I want to thank each of you for your support, guidance and counsel through both the good and difficult times we served together.

Sincerely,

Larry Keener

15305 Dallas Parkway, Suite 700, Addison, TX 75001 • Voice: (972) 991-2422 • Fax: (972) 991-5949 www.palmharbor.com